Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact: Frank Semple, President & CEO
1515 Arapahoe Street	Nancy Buese, SVP & CFO
Tower 2, Suite 700	Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone: (866) 858-0482 Fax: (303) 290-8769
E-mail: investorrelations@markwest.com
Website: www.markwest.com

MARKWEST HYDROCARBON DECLARES FIRST QUARTER

2007 CASH DIVIDEND OF $0.32 PER SHARE

DENVER—April  20, 2007 — MarkWest Hydrocarbon, Inc. (AMEX: MWP), today announced that its Board of Directors declared a cash dividend of $0.32 per share of common stock for the first quarter of 2007, for an implied annual dividend rate of $1.28 per share.  The first quarter 2007 cash dividend represents an increase of $0.02 per share, or 7 percent, over the fourth quarter 2006 dividend, and an increase of $0.145 per share, or 83 percent, over the first quarter 2006 dividend.  The Board of Directors declared the dividend payable on May 22, 2007, to the stockholders of record as of the close of business on May 10, 2007.  The ex-dividend date is May 8, 2007.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2006 as filed with the SEC.